Exhibit 1

EXECUTION VERSION

5,033,230 Shares

Acadia Healthcare Company, Inc.

Common Stock

UNDERWRITING AGREEMENT

August 10, 2015

UBS Securities LLC

As Representative of the Several Underwriters

c/o	UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Introductory. The stockholders of Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”) named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the several underwriters named in Schedule A (collectively, the “Underwriters”) an aggregate of 5,033,230 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). Such 5,033,230 Shares are called the “Offered Shares.” UBS Securities LLC has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale (the “Offering”) of the Offered Shares. To the extent there are no additional underwriters listed on Schedule A, all references to the “Representatives” and the “Underwriters” as used herein shall refer only to UBS Securities LLC, and the term “Underwriters” shall mean either the singular or the plural as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, File No. 333-196611, including a base prospectus (the “Base Prospectus”) covering the public offering and sale of certain securities, including the Offered Shares, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated by reference or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The preliminary prospectus supplement dated August 10, 2015 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 4:25 p.m. (New York City time) on August 10, 2015. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information identified in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus and the Prospectus shall include the documents incorporated by reference or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to refer to and include all such financial statements and schedules and other information which is incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(n) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement and as of the Closing Date (as hereinafter defined), as follows:

(a) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete copies of the Registration Statement and each amendment thereto (including, in each case, exhibits) and each consent and certificate of experts filed as a part thereof, and additional copies of the Registration Statement and each amendment thereto (without exhibits) and each preliminary prospectus and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters. Upon request of the Representatives, the Company will provide to the Underwriters three complete, manually signed copies of the Registration Statement and each amendment thereto.

(b) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c) Disclosure. Each preliminary prospectus and the Prospectus delivered to the prospective investors when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or is deemed to become effective, as applicable, pursuant to Rule 430B under the Securities Act, and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered Shares and at the Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, at the time of any filing with the Commission, and (as then amended or supplemented) at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 11(c) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(d) Preparation of the Financial Statements.

(i) The audited and unaudited reviewed consolidated financial statements and related notes of the Company and its consolidated subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Company Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X.

(ii) The audited and unaudited reviewed consolidated financial statements and related notes of PiC and its consolidated subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “PiC Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of PiC and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with United Kingdom Accounting Standards (“UK GAAP”) applied on a consistent basis throughout the periods involved.

(iii) The audited consolidated financial statements and related notes of CRC and its consolidated subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “CRC Financial Statements” and together with the Company Financial Statements and the PiC Financial Statements, the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of CRC and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

(iv) The financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Unaudited Pro Forma Condensed Combined Financial Data” and “Selected Financial Data” included or incorporated by reference or deemed to be incorporated by reference, as applicable, has been prepared on a basis consistent with that of the Financial Statements and fairly and accurately present in all material respects the financial position and results of operations of the Company, PiC, CRC and their respective consolidated subsidiaries, as applicable.

(v) The unaudited pro forma financial information and related notes contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Unaudited Pro Forma Condensed Combined Financial Information” have been prepared in accordance with the requirements of Regulation S-X have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus under the Securities Act or the Exchange Act.

(vi) The financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate.

(vii) The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) All disclosures contained in the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus, or in any document incorporated by reference or deemed to be incorporated by reference therein, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(e) Independent Accountants.

(i) Ernst & Young LLP (“E&Y”), which has expressed its opinion with respect to the financial statements of the Company and its consolidated subsidiaries including the related notes thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act with respect to the Company, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(ii) PricewaterhouseCoopers (“PwC”), which has expressed its opinion with respect to the financial statements of PiC and its consolidated subsidiaries including the related notes thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act with respect to PiC, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(iii) Deloitte & Touche LLP (“D&T” and together with E&Y and PwC, the “Independent Accountants”), which has expressed its opinion with respect to the financial statements of CRC and its consolidated subsidiaries including the related notes thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act with respect to CRC, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(f) No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the Company’s knowledge, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect (as defined below) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible negative change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative implications or under review with an uncertain direction) or (B) any negative change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(h) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) is listed in Exhibit 21 to the Company’s Form S-4 filed with the SEC on July 2, 2015 or is listed on Annex A to this Agreement (collectively, the “Subsidiaries”) and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed therein.

(i) Incorporation and Good Standing of the Company and the Subsidiaries; Material Adverse Effect. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any of the Subsidiaries to perform its obligations in all material respects under this Agreement, (C) the validity or enforceability of any of this Agreement, or (D) the consummation of the Offering (each, a “Material Adverse Effect”).

(j) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the Shares, including the Offered Shares to be purchased by the Underwriters, have been duly authorized and, except for certain Shares that are subject to outstanding options, are validly issued, fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. To the extent Shares that are subject to outstanding options are to be Offered Shares, such Offered Shares will be validly issued, fully paid and nonassessable and will have been issued in compliance with all federal and state securities laws as of the Closing Date. None of the outstanding Shares, including the Shares to be purchased by the Underwriters, were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus and except for issuances by the Company in the ordinary course of business subsequent to the date of the financial statements included or incorporated by reference into the Time of Sale Prospectus and the Prospectus, there are no outstanding (A) options, warrants, preemptive rights, rights of first refusal or other rights to purchase from the Company, (B) agreements, contracts, arrangements or other obligations of the Company to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company.

(k) Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Offering.

(l) Compliance with Existing Instruments and Applicable Law. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under, and there is no condition that would constitute, a Debt Repayment Triggering Event (as hereafter defined) any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Time of Sale Prospectus and the Prospectus. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(m) No Conflicts. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated hereunder, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of any lien, security interest, mortgage, pledge, charge, equity, claim or restriction on transferability or encumbrances of any kind (collectively, “Liens”) on any assets of the Company, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company, except in respect of which a waiver or consent has been obtained prior to the date of this Agreement or, in the case of clauses (ii), (iii) and (iv) only, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After consummation of the Offering, no default or event of default will exist under any Applicable Agreement.

(n) No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of this Agreement, or the consummation of the Offering, except (i) those that have been obtained or made and are in full force and effect or will be made as of the Closing Date, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Offered Shares outside the U.S. in connection with the transactions contemplated hereby, or FINRA, (iii) the filing of one or more Current Reports on Form 8-K with the Securities and Exchange Commission (the “SEC”) as may be required under the Exchange Act regarding this Agreement (including the transactions contemplated hereby) or the Offering or (iv) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Material Applicable Laws or Proceedings. There is no (i) Applicable Law that is enacted, adopted or issued, (ii) stop order suspending the qualification or exemption from qualification of any of the Offered Shares in any jurisdiction that has been issued and no proceeding for that purpose has been commenced or, to the Company’s knowledge, is pending or contemplated as of the Closing Date, and (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company, threatened or contemplated by Governmental Authorities or threatened by others, that, with respect to clauses (i), (ii) and (iii) of this paragraph (A) would, as of the date hereof and at the Closing Date, restrain, enjoin, prevent or interfere with the consummation of the Offering or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(p) All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit, except where such revocation or termination would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Title to Properties. Each of the Company and the Subsidiaries has good and marketable title to all real property owned by it and good title to all material personal property owned by it and good and valid title to all leasehold estates in real and material personal property being leased by it and free and clear of all Liens (other than (i) as disclosed in the Time of Sale Prospectus and the Prospectus and (ii) any other Liens that would not have a Material Adverse Effect). The real property, improvements, equipment and personal property held under lease by the Company or any of the Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(r) Tax Law Compliance. All material tax returns required by applicable federal, state or local law to be filed with any taxing authority by or on behalf of the Company or any of its Subsidiaries have been duly filed when due (including any applicable extensions) and all such tax returns are, or shall be at the time of filing, true, complete and correct in all material respects. All material taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP, applied on a consistent basis throughout the periods involved. To the knowledge of the Company, there are no actual or proposed tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material tax liability for any period not finally determined are adequate to meet any assessments of tax for any such period.

(s) Intellectual Property Rights. To the knowledge of the Company, each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and free and clear of all Liens, other than as disclosed in the Time of Sale Prospectus and the Prospectus. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus to avoid a material misstatement or omission and are not described therein. No claims or notices of any potential claim have been asserted by any person against the Company or any of the Subsidiaries challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Intellectual Property used by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company’s or any of the Subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person, other than any violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) ERISA Matters. Except as would not result in a Lien on any assets of the Company or any of the Subsidiaries: (i) each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and (ii) each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any unpaid material liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any of the Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(u) Labor Matters. Other than as described in the Time of Sale Prospectus and the Prospectus, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company nor any of the Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Subsidiaries, and, to the knowledge of the Company, after due inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, after due inquiry, no union organizing or decertification efforts are underway or threatened against the Company or the Subsidiaries; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Subsidiaries, or, to the Company’s knowledge, after due inquiry, threatened against the Company or the Subsidiaries; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, after due inquiry, there is no threatened or pending liability against the Company or the Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company or the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; and (viii) to the knowledge of the Company and the Subsidiaries, no employee or agent of the Company or the Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Compliance with Environmental Laws. Each of the Company and the Subsidiaries is (i) in compliance with all applicable U.S. and non-U.S. federal, state and local laws and regulations relating to occupational health and safety (with respect to hazardous or toxic substances or wastes), the pollution or protection of the environment, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws and (iii) has not received notice of, and is not aware of, any actual or potential liability under Environmental Laws, including for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case, except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or is otherwise required by any Environmental Law to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(w) Insurance. Each of the Company and the Subsidiaries has insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged. All material policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. Other than as described in the

Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(x) Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The interactive data in XBRL incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company has no “material weaknesses” or “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), and is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Company (whether or not remediated) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus in all material respects. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no material changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y) No Price Stabilization or Manipulation. Neither the Company nor any of its affiliates (as defined in Rule 405 of the Securities Act) (“Affiliates”) has and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares, whether to facilitate the sale or resale of any of the Offered Shares or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Offered Shares, or (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Offered Shares.

(z) No Applicable Registration or Other Similar Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities of the Company or any Affiliate registered for sale under the Securities Act. Except for the Selling Stockholders, no person has the right to include Shares or any other security of the Company or any Affiliate in the Registration Statement or the offering contemplated thereby except for such rights as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) have been duly waived.

(aa) Investment Company Act. The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Offering, each of the Company and the Subsidiaries are not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the closing of the Offering, the Company and the Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(bb) No Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Representatives) in connection with the Offering, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with the Offering.

(cc) No Restrictions on Payments of Dividends. As of the Closing Date, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as prohibited or restricted under Applicable Law, there will be no encumbrances or restrictions on the ability of any of the Subsidiaries (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary.

(dd) Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ee) Foreign Corrupt Practices Act. None of the Company or any of the Subsidiaries, or to the Company’s knowledge, any director, officer, employee, Affiliate or any agent or other person acting on behalf of the Company or any of the Subsidiaries, in the course of its actions for, or on behalf of, the Company or such Subsidiary, has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee. The Company, its Subsidiaries and, to the knowledge of the Company, its Affiliates, have conducted their business in compliance with the FCPA.

(ff) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(gg) OFAC. Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) nor is the Company or any of its Subsidiaries located in a country or territory that is subject to U.S. sanctions administered by OFAC.

(hh) Financial Services and Market Act. The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Conduct Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); provided, however, that an appropriate stabilization legend was not in the Time of Sale Prospectus. The Company has been informed of the guidance relating to stabilization provided by the Financial Conduct Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.

(ii) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company is eligible to use Form S-3 under the Securities Act. At the original effectiveness of the Registration Statement, at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Shares in reliance on the exemption of Rule 163 under the Securities Act, and as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405). At the time of filing the

Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer. The documents incorporated by reference or deemed to be incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act and such documents have not been superseded or modified.

(jj) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule C, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ll) Authorization of the Offered Shares. The Offered Shares, other than the Offered Shares subject to outstanding options, have been, and the Offered Shares that are subject to outstanding options will be at the Closing Date, validly issued and fully paid and are, or will be at the Closing Date, nonassessable, and the sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(mm) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn) Stock Exchange Listing. The Offered Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The NASDAQ Global Select Market (the “NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

(oo) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(pp) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the Selling Stockholders (other than the Group D Selling Stockholders) and the other persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(qq) Medicare and Medicaid Programs. To the extent required in connection with their respective businesses, each of the Company and the Subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not, individually or in the aggregate, have a Material Adverse Effect; other than immaterial statements of deficiency that may arise in the ordinary course of business, neither the Company nor any of the Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result either in a revocation of any provider number or authorization or in the Company’s or any Subsidiary’s exclusion from the Medicare or any state Medicaid programs unless revocation of such provider number or authorization, or the Company’s or such Subsidiary’s exclusion from such Medicare or state Medicaid programs, would not, individually or in the aggregate, have a Material Adverse Effect; the Company’s and each of the Subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing Medicare and state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in compliance with such laws, except for such noncompliance as would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. §§ 3729-3733 or (ii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any of its Subsidiaries or have any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any of the Subsidiaries who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); and the Company and the Subsidiaries have structured their respective businesses practices in a manner designed to comply with the federal and state laws regarding physician ownership of (or financial relationship with), and referral to, entities providing healthcare-related goods or services, and with laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare-related goods or services, and the Company and the Subsidiaries are in compliance with such laws, except for such noncompliance as would not, individually or in the aggregate, result in a Material Adverse Effect.

(rr) Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries, delivered to the Representatives shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Representatives with respect to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Company, counsel to any Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter as of the date of this Agreement and as of the Closing Date, as follows:

(a) Accurate Disclosure. Neither the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this subsection 2(a) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information consists only of the name of such Selling Stockholder, the number of Shares to be sold by such Selling Stockholder and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the Time of Sale Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholders” (with respect to each Selling Stockholder, the “Selling Stockholder Information”).

(b) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(c) Authorization of Power of Attorney and Custody Agreement. In the case of the Group A Selling Stockholders named in Schedule B (each, a “Group A Selling Stockholder”) and the Group D Selling Stockholders named in Schedule B (each, a “Group D Selling Stockholder”), the Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.

(d) Noncontravention. The execution and delivery by such Selling Stockholder of this Agreement and in the case of the Group A Selling Stockholders and the Group D Selling Stockholders, the Power of Attorney and Custody Agreement, and the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation of the Offering and compliance by such Selling Stockholder with its obligations hereunder and, in the case of the Group A Selling Stockholders and the Group D Selling Stockholders, under the Power of Attorney and Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, violate or conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax or Lien upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to (i) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, (ii) the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (iii) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except, with respect to clauses (i) and (iii), as would not, individually or in the aggregate, materially adversely affect the ability of such Selling Stockholder to perform its obligations hereunder and, in the case of the Group A Selling Stockholders and the Group D Selling Stockholders, under the Power of Attorney and Custody Agreement.

(e) Valid Title. Such Selling Stockholder has (or will have at the Closing Date, in the case of Shares subject to outstanding options), and as of the Closing Date, will have, valid title to the Shares to be sold by such Selling Stockholder free and clear of all Liens (other than, in the case of the Group A Selling Stockholders and the Group D Selling Stockholders, those created by the Power of Attorney and Custody Agreement) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, in the case of the Group A Selling Stockholders and the Group D Selling Stockholders, the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a valid security entitlement in respect of such Shares.

(f) Delivery of Shares. The Shares to be sold by each Selling Stockholder (other than RGIP, L.P., the Group D Selling Stockholders and certain Shares sold by the Group A Selling Stockholders) pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”); certificates for all of such Shares to be sold by each Group A Selling Stockholder (other than certain Shares sold by the Group A Selling Stockholders) pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be delivered to Broadridge Corporate Issuer Solutions, Inc. (the “Custodian”) with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement; certificates for all of such Shares to be sold by each Group B Selling Stockholder and Group C Selling Stockholder (other than RGIP, L.P.) pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be delivered to Broadridge Corporate Issuer Solutions, Inc. as transfer agent to deliver such Shares to the Underwriters pursuant to this Agreement.

In the case of RGIP, L.P., the Group D Selling Stockholders and certain Group A Selling Stockholders, upon payment of the purchase price for the Shares to be sold by RGIP, L.P., the Group D Selling Stockholders and certain Shares sold by the Group A Selling Stockholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, RGIP, L.P., the Group D Selling Stockholders and certain Group A Selling Stockholders may assume that when such payment, delivery (if necessary) and crediting occur, (i) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (ii) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (iii) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (iv) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (v) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (vi) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(g) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise.

(h) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body or administrative agency, domestic or foreign, is necessary or required to be made or obtained by such Selling Stockholder for the performance by such Selling Stockholder of its obligations hereunder or, in the case of the Group A Selling Stockholders and the Group D Selling Stockholders, under the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Shares hereunder or the consummation of the Offering, except such as have been already made or obtained or as may be required under the Securities Act, the Exchange Act, the rules of NASDAQ, state securities laws, the laws of non-U.S. jurisdictions or the rules of FINRA.

(i) No Registration or Other Similar Rights. Other than those exercised in connection with the offering of the Offered Shares, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the Offering.

(j) No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any free writing prospectus, and has not distributed any written materials in connection with the offer or sale of the Shares.

(k) No Association with FINRA. Neither such Selling Stockholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(l) Certificates. Any certificate signed by or on behalf of such Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters with respect to the matters covered thereby.

Section 3. Purchase, Sale and Delivery of the Offered Shares.

(a) The Offered Shares. Upon the terms herein set forth, the Selling Stockholders severally agree to sell to the several Underwriters an aggregate of 5,033,230 Shares, with each Selling Stockholder selling the number of Shares set forth opposite such Selling Stockholder’s name on Schedule B hereto. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, that number of Offered Shares (subject to adjustment by the Representatives to eliminate fractions) obtained by multiplying the number of Offered Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, by a fraction the numerator of which is the number of Offered Shares set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Offered Shares. The purchase price per Share to be paid by the several Underwriters to the Selling Stockholders shall be $80.47 per share.

(b) The Closing Date. Delivery of certificates for the Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP (or such other place as may be agreed to by the Selling Stockholders and the Representatives) at 9:00 a.m. New York City time, on August 14, 2015, or such other time and date not later than 1:30 p.m. New York City time, on August 28, 2015 as the Representatives shall designate by notice to the Selling Stockholders (the time and date of such closing are called the “Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 12.

(c) [Reserved]

(d) Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. (i) Payment for the Offered Shares shall be made to each Selling Stockholder at the Closing Date by wire transfer of immediately available funds to bank accounts designated by such Selling Stockholder or the Custodian pursuant to such Selling Stockholder’s Power of Attorney and Custody Agreement, as the case may be.

(ii) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Offered Shares the Underwriters have agreed to purchase. UBS Securities LLC, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares. The Selling Stockholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates or general statements of book entry account representing the Offered Shares, at the Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 4. Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(b) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Consent to Amendments and Supplements. The Company shall not amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act) during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), unless the Representatives shall previously have been advised thereof and shall have provided their written consent thereto. Before making, preparing, using, authorizing, approving or referring to any amendment or supplement, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such amendment or supplement for review and will not make, prepare, use, authorize, approve or refer to any such amendment or supplement to which the Representatives reasonably object within a reasonable amount of time. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with Applicable Law, the Company shall (subject to Section 4(c) and Section 4(i) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with Applicable Law.

(e) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with Applicable Law, the Company agrees (subject to Section 4(c) and Section 4(i)) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with Applicable Law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(c) or Section 4(i).

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and with counsel to the Underwriters in connection with the qualification of the Offered Shares under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Representatives may request and continue such qualification in effect so long as reasonably required for the distribution of the Offered Shares. The Company will advise the Representatives promptly of the suspension of any such exemption relating to the Offered Shares for offering, sale or trading in any jurisdiction that the Company has been informed by the Representatives is a jurisdiction into which Shares were sold by the Underwriters or any initiation or threat of any proceeding for any such purpose, in each case, of which it becomes aware, and in the event of the issuance of any order suspending such exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) [Reserved]

(h) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise.

(i) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, within a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(j) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(k) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representatives, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend; (ii) effect any short sale or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act); (iii) pledge, hypothecate or grant any security interest in; (iv) in any other way transfer or dispose of Shares or Related Securities (as defined below ); (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; or (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue Shares or options to purchase Shares, or issue Shares upon exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan, arrangement or agreement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(p) Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 4(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q) Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the Lock-up Period.

(r) Listing. The Company shall use its best efforts to effect and maintain the listing of the Shares on the NASDAQ.

Section 5. Additional Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with each Underwriter as follows:

(a) No Stabilization or Manipulation. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise.

(b) Certain Notifications and Required Actions. Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Shares by an underwriter or dealer may be required under the Securities Act, of any change in information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any free writing prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(c) Free Writing Prospectuses. Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, and will not distribute any written materials in connection with the offer or sale of the Offered Shares.

(d) IRS Forms. Such Selling Stockholder shall deliver to each Underwriter, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an applicable IRS Form W-8, as appropriate, together with all required attachments to such form.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of the Company’s and the Selling Stockholders’ respective obligations hereunder and in connection with the Offering, including without limitation (i) all expenses incident to the issuance or transfer and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance or transfer and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Shares on the NASDAQ, (ix) fees and expenses of one legal counsel and other advisors for the Selling Stockholders in accordance with the Second Amended and Restated Registration Rights Agreement, as amended (it being understood that any such counsel or adviser fees in excess thereof will be borne by such Selling Stockholder and not the Underwriters), (x) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by the Selling Stockholders to the several Underwriters hereunder and (xi) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. In connection with clause (iii) of the preceding sentence, the Underwriters agree to report and pay any New York State stock transfer taxes, and the Company agrees to reimburse the Underwriters for such stock transfer taxes if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. Except as provided in this Section 6 or in Section 9 or Section 11 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of counsel to the Underwriters. The provisions of this Section 6 shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

Section 7. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company and each Selling Stockholder not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 and Section 2 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Representations, Warranties and Agreements. As of the date hereof and as of the Closing Date all the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct.

(b) Officers’ Certificate. On the Closing Date, the Representatives shall have received a certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Registration Statement, Time of Sale Prospectus and Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Registration Statement, Time of Sale Prospectus and Prospectus or contemplated hereby, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) to his knowledge, the sale of the Offered Shares has not been enjoined (temporarily or permanently).

(c) Secretary’s Certificate. On the Closing Date, the Representatives shall have received a certificate, dated the Closing Date, executed by the Secretary of the Company, certifying such customary matters as the Representatives may reasonably request.

(d) Good Standing Certificates. On the Closing Date, the Representatives shall have received (i) a certificate evidencing good standing of the Company and each of the Company’s Subsidiaries that is a guarantor under the Company’s Amended and Restated Senior Credit Facility (as defined in the Prospectus) in its jurisdiction of organization as of a recent date and (ii) a certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) as of a recent date in such other jurisdictions as the Representatives may reasonably request.

(e) CFO’s Certificate. On each of the date hereof and the Closing Date, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the date hereof or the Closing Date, as applicable, relating to certain financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, substantially in the form of Exhibit C attached hereto.

(f) Certificate of Selling Stockholders. On the Closing Date, the Representatives shall have received a certificate of each Selling Stockholder, or an Attorney-in-Fact on behalf of each Selling Stockholder, dated the Closing Date, to the effect that (i) the representations and warranties of such Selling Stockholder set forth in Section 2 of this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, and (ii) such Selling Stockholder has complied with all agreements and all conditions in all material respects on its part to be performed under this Agreement at or prior to the Closing Date.

(g) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received (i) the opinion and negative assurance letter of Waller Lansden Dortch & Davis, LLP, counsel to the Company, dated the Closing Date, and addressed to the Representatives, substantially in the form of Exhibit D-1 attached hereto and (ii) the opinion and negative assurance letter of Stephenson Harwood LLP, United Kingdom counsel to the Company, dated the Closing Date, and addressed to the Representatives, substantially in the form of Exhibit D-2 attached hereto.

(h) Opinion of the General Counsel of the Company. On the Closing Date, the Representatives shall have received the opinion of Christopher L. Howard, the General Counsel of the Company, dated the Closing Date, and addressed to the Representatives, substantially in the form of Exhibit E attached hereto.

(i) Opinion of Counsel for the Group A Selling Stockholders. On the Closing Date, the Representatives shall have received the opinion of Waller Lansden Dortch & Davis, LLP, counsel to the Group A Selling Stockholders named in Schedule B (the “Group A Selling Stockholders”), dated the Closing Date, and addressed to the Representatives, substantially in the form of Exhibit F attached hereto.

(j) Opinion of Counsel for the Group B Selling Stockholders. On the Closing Date, the Representatives shall have received the opinion of Kirkland & Ellis LLP, counsel to the Group B Selling Stockholders named in Schedule B (the “Group B Selling Stockholders”), dated the Closing Date, and addressed to the Representatives, substantially in the form of Exhibit G attached hereto.

(k) Opinion of Counsel for the Group C Selling Stockholders. On the Closing Date, the Representatives shall have received the opinion of Ropes & Gray LLP, counsel to the Group C Selling Stockholders named in Schedule B (the “Group C Selling Stockholders”), dated the Closing Date, and addressed to the Representatives, substantially in the form of Exhibit H attached hereto.

(l) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received an opinion and negative assurance letter, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel to the Underwriters, in form satisfactory to the Representatives covering such matters as are customarily covered in such opinions.

(m) Comfort Letters. The Representatives shall have received, on the date hereof and dated the date hereof, from each Independent Accountant (i) a customary initial comfort letter delivered according to the Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, and (ii) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters, which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Registration Statement, Time of Sale Prospectus and affirmation of the same with respect to the Prospectus.

(n) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the Closing Date:

(i) there shall not have been any Material Adverse Change that could, in the sole judgment of the Representatives, be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (ii) materially impair the investment quality of any of the Offered Shares; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(o) No Hostilities. There shall not have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or material disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Representatives’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Offered Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to enforce contracts for the sale of any of the Offered Shares.

(p) No Suspension in Trading; Banking Moratorium. There shall not have occurred (i) any suspension of trading in the Company’s common stock by the SEC or The NASDAQ Global Select Market, (ii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or The NASDAQ Global Select Market (iii) any setting of limitations on prices for securities generally occurs on any such exchange or market; (iv) the declaration of a banking moratorium by any Governmental Authority; or (v) the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of any for the foregoing clauses of this paragraph, in the Representatives’ sole judgment, could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(q) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and all other legal matters relating of the offering, issuance and sale of the Offered Shares shall be reasonably satisfactory in all material respects to counsel to the Underwriters; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(r) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i) The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(s) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the Selling Stockholders and the other persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on the Closing Date.

(t) Additional Documents. On or before each of the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the Offering shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9 and Section 11 shall at all times be effective and shall survive such termination.

Section 9. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 8, Section 12, Section 13, or Section 14, or if the sale to the Underwriters of the Offered Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred and documented by the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel to the Underwriters, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that if this Agreement is terminated pursuant to Section 12, the Company shall only be required to reimburse such out-of-pocket expenses of, or attributable to, the Underwriters that have not failed to purchase the Offered Shares that they have agreed to purchase hereunder.

Section 10. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 11. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses of any kind to which such Underwriter or such affiliate, director, officer, employee or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and, subject to the provisions hereof, will reimburse, as incurred, such Underwriter and its affiliates, directors, officers, employees and each such controlling persons for any reasonable legal or other expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives and incurred in accordance with the provisions of Section 11(c)) incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with (x) the Selling Stockholder Information or (y) written information concerning the Underwriters furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information set forth in the penultimate sentence of Section 11(c) hereof. The indemnity agreement set forth in this Section 11(a) shall be in addition to any liability that the Company may otherwise have.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which such Underwriter or such affiliate, director, officer, employee or such controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), to the extent and in the manner set forth in clause (A) in Section 11(a) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or any issuer free writing prospectus, as defined in Rule 433 of the Securities Act, in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information consists only of the Selling Stockholder Information. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

(c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and its affiliates, each of the directors and officers who signed the Registration Statement, each of the Company’s employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Stockholders, against any losses, claims, damages, liabilities or expenses to which the Company, or any such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter) that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company or the Selling Stockholders by the Representatives in writing specifically for use therein; and to reimburse the Company, or any such affiliate, director, officer, Selling Stockholder, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, or any such affiliate, director, officer, Selling Stockholder, employee or controlling person in connection with any such losses, claims, damages, liabilities, expenses or actions. Each of the Company and each Selling Stockholder hereby acknowledges that the only information that the Representatives have furnished to the Company or the Selling Stockholders expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the paragraphs under the heading “Underwriting– Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in the Preliminary Prospectus Supplement and the Prospectus.

The indemnity agreement set forth in this Section 11(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section 11 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 11, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 11(a), (b) or (c) above unless and only to the extent it is materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 11(a), (b) or (c) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of Section 11(a) or 11(b) or by the Company or the Selling Stockholders, as applicable, in the case of Section 11(c), representing the indemnified parties under such Section 11(a), (b) or (c), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 11, in which case the indemnified party may effect such a settlement without such consent.

(e) Settlements. No indemnifying party shall be liable under this Section 11 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(f) Contribution. In circumstances in which the indemnity agreements provided for in this Section 11 are unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other equitable considerations. The relative benefits received by the Company or such Selling Stockholder, as the case may be, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses, but after deducting underwriting discounts and commissions) received by the Selling Stockholders bear to the total discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Selling Stockholder, as the case may be, on the one hand, or the Underwriters pursuant to Section 11(c) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(g) Equitable Consideration. The Company, the Selling Stockholders and the Underwriters agree that it would not be equitable if the amount of such contribution determined pursuant to Section 11(f) were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in Section 11(f). Notwithstanding any other provision of this Section 11, (i) no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that the Underwriters have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and (ii) no Selling Stockholder shall be liable for, or required to contribute, any amount in excess of the net proceeds from the offering (meaning after the deduction of underwriting discounts and commissions but before the deduction of any other expenses) received by such Selling Stockholder under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of Section 11(f), each director, officer and employee of an Underwriter, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Underwriter, and each director, officer and employee of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

(h) Other Agreements with Respect to Indemnification or Contribution. The provisions of this Section 11 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification or contribution.

Section 12. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Offered Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 9, and Section 11 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 12. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 13. Default by one or more of the Selling Stockholders. If a Selling Stockholder shall fail on the Closing Date to sell and deliver the number of Shares which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Offered Shares to be sold by them hereunder to the total number to be sold by all the Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by written notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 6, 9, 11, 12, 15 and 19 shall remain in full force and effect or (ii) elect to purchase the Offered Shares which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 13 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 13, each of the Representatives and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements.

Section 14. Termination. The Representatives may terminate this Agreement at any time prior to the Closing Date by written notice to the Company and the Selling Stockholders if any of the events described in Sections 8(n) (No Material Adverse Change or Ratings Agency Change), 8(o) (No Hostilities) or 8(p) (No Suspension in Trading; Banking Moratorium) shall have occurred or if any of the other conditions set forth in Section 8 hereof are not satisfied or waived at or prior to the Closing Date. Any termination pursuant to this Section 14 shall be without liability on the part of (a) the Company or the Selling Stockholders to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 6 and Section 9 hereof or (b) the Underwriters to the Company or the Selling Stockholders, except, in the case of each of clauses (a) and (b), that the provisions of Section 11 hereof shall at all times be effective and shall survive such termination.

Section 15. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the parties hereto set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of such party, (ii) the acceptance of the Offered Shares, and payment for them hereunder, and (iii) any termination of this Agreement.

Section 16. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Offered Shares. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to either the Company or its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholders regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company or the Selling Stockholders. The Company and the Selling Stockholders hereby waive and release, to the fullest permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 17. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or transmitted by facsimile and confirmed to the parties hereto as follows:

If to the Representatives:	UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attention: ECM Syndicate

with a copy to:	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Facsimile: (212) 701-5111
Attention: Michael Kaplan

If to the Company:	Acadia Healthcare Company, Inc.
830 Crescent Centre Drive, Suite 610
Franklin, Tennessee 37607
Facsimile: (615) 216-9685
Attention: Christopher L. Howard

with a copy to:	Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, TN 37219
Facsimile: (615) 244-6804
Attention: James H. Nixon III

If to the Group A Selling Stockholders:

Acadia Healthcare Company, Inc.
830 Crescent Centre Drive, Suite 610
Franklin, Tennessee 37607
Facsimile: (615) 216-9685
Attention: Christopher L. Howard

with a copy to:	Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, TN 37219
Facsimile: (615) 244-6804
Attention: James H. Nixon III

If to the Group B Selling Stockholders:

Waud Capital Partners
300 North LaSalle
Suite 4900
Chicago, IL 60654
Facsimile: (312) 676-8444
Attention: Reeve B. Waud

with a copy to:	Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Facsimile: (312) 862-2200
Attention: Carol Anne Huff

If to the Group C Selling Stockholders or the Group D Selling Stockholders:

Bain Capital Partners, LLC
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Facsimile: (617) 516-2090
Attention: Christopher Gordon

with a copy to:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Facsimile: (617) 235-0514
Attention: Craig Marcus

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 11, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 19. Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company, the Selling Stockholders and the Underwriters hereby expressly and irrevocably (i) submit to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Offering, and (ii) waive (a) their right to a trial by jury in any legal action or proceeding relating to this Agreement, the Offering or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Underwriters or the Company or the Selling Stockholders as applicable, and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 21. Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 hereof fairly allocates the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page to Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ACADIA HEALTHCARE COMPANY, INC.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Executive Vice President, General Counsel and Secretary

THE GROUP A SELLING STOCKHOLDERS

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
As Attorney-in-Fact acting on behalf of the Group A Selling Stockholders

[Signature Page to Underwriting Agreement]

WAUD CAPITAL PARTNERS II, L.P.

By:	Waud Capital Partners Management II, L.P.
Its:	General Partner

By:	Waud Capital Partners II, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS QP II, L.P.

By:	Waud Capital Partners Management II, L.P.
Its:	General Partner

By:	Waud Capital Partners II, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WCP FIF II (ACADIA), L.P.

By:	Waud Capital Partners Management II, L.P.
Its:	General Partner

By:	Waud Capital Partners II, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

[Signature Page to Underwriting Agreement]

WAUD CAPITAL PARTNERS III, L.P.

By:	Waud Capital Partners Management III, L.P.
Its:	General Partner

By:	Waud Capital Partners III, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL PARTNERS QP III, L.P.

By:	Waud Capital Partners Management III, L.P.
Its:	General Partner

By:	Waud Capital Partners III, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WCP FIF III (ACADIA), L.P.

By:	Waud Capital Partners Management III, L.P.
Its:	General Partner

By:	Waud Capital Partners III, L.L.C.
Its:	General Partner

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

WAUD CAPITAL AFFILIATES II, L.L.C.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

[Signature Page to Underwriting Agreement]

WAUD CAPITAL AFFILIATES III, L.L.C.

By:	/s/ Reeve B. Waud
Name:	Reeve B. Waud
Its:	Authorized Signatory

[Signature Page to Underwriting Agreement]

BAIN CAPITAL FUND VIII, LLC

By:	Bain Capital Fund VIII, L.P., its sole member

By:	Bain Capital Partners VIII, L.P., its general partner

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

BAIN CAPITAL VIII COINVESTMENT FUND, LLC

By:	Bain Capital VIII Coinvestment Fund, L.P., its sole member

By:	Bain Capital Partners VIII, L.P., its general partner

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

BCIP ASSOCIATES-G

By:	BCIP Associates III, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

[Signature Page to Underwriting Agreement]

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

BCIP T ASSOCIATES III, LLC

By:	BCIP Trust Associates III, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

[Signature Page to Underwriting Agreement]

BCIP T ASSOCIATES III-B, LLC

By:	BCIP Trust Associates III-B, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

BAIN CAPITAL (CR) L.P.

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

RGIP, LP

By:	RGIP GP, LLC, its general partner

By:	/s/ Ann L. Miller
Name:	Ann L. Miller
Title:	Managing Member

THE GROUP D SELLING STOCKHOLDERS

By:	Bain Capital Investors, LLC, as Attorney-in Fact

By:	/s/ James Boudreau
Name:	James Boudreau
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

UBS SECURITIES LLC

Acting individually and as Representative of the several Underwriters named in the attached Schedule A.

By:	UBS Securities LLC

/s/ Bernie Cooney
Name: Bernie Cooney
Title: Managing Director

By:	UBS Securities LLC

/s/ Kevin Lacerda
Name: Kevin Lacerda
Title: Associate Director

[Signature Page to Underwriting Agreement]

Schedule A

Underwriters	Number of Shares to be Purchased
UBS Securities LLC	5,033,230

Total	5,033,230

Schedule A-1

Schedule B

Number of Shares to Be Sold
Group A Selling Stockholders

Joey A. Jacobs	42,066
Jeremy Brent Jacobs GST Non-Exempt Trust	25,000
Scott Douglas Jacobs GST Non-Exempt Trust	25,000
Ronald M. Fincher	21,888
Cody C. Fincher Trust	5,135
Morgan M. Fincher Trust	5,136
Ras W. Fincher II Trust	5,135
Christopher L. Howard	36,141
Jack E. Polson	20,230
Fred T. Dodd, Jr.	7,091
Randall P. Goldberg	723
David M. Duckworth	31,129
Bruce A. Shear	8,555

Group B Selling Stockholders:

Waud Capital Partners III, L.P.	82,859
Waud Capital Partners QP III, L.P.	468,553
WCP FIF III (Acadia), L.P.	205,635
Waud Capital Affiliates III, L.L.C.	7,497
Waud Capital Partners II, L.P.	516,232
Waud Capital Partners QP II, L.P.	943,753
WCP FIF II (Acadia), L.P.	144,033
Waud Capital Affiliates II, L.L.C.	31,439

Group C Selling Stockholders:

Bain Capital Fund VIII, LLC	2,000,505
Bain Capital VIII Coinvestment Fund, LLC	268,471
BCIP Associates-G	753
BCIP Associates III, LLC	42,254
BCIP T Associates III, LLC	20,712
BCIP Associates III-B, LLC	6,234
BCIP T Associates III-B, LLC	1,273
Bain Capital (CR) L.P.	10,935
RGIP, LP	6,085

Group D Selling Stockholders:

Combined Jewish Philanthropies of Greater Boston, Inc.	37,630
Fidelity Investments Charitable Gift Fund	5,148

Total:	5,033,230

Schedule B-1

Schedule C

Information Included in the Time of Sale Prospectus

Information conveyed orally:

The price paid by the applicable purchaser.

Number of Offered Shares to be sold by the Selling Stockholders: 5,033,230

Free Writing Prospectuses:

Free writing prospectus dated August 10, 2015 filed on August 10, 2015.

Schedule C-1

Annex A

Additional Subsidiaries of the Company

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Partnerships in Care 1 Limited	England and Wales
Partnerships in Care (Albion) Limited	England and Wales
Partnerships in Care (Brunswick) Limited	England and Wales
Partnerships in Care (Beverley) Limited	England and Wales
Partnerships in Care (Rhondda) Limited	England and Wales
The Manor Clinic Limited	England and Wales

Annex A

Exhibit A

Form of Lock-up Agreement

            , 2015

The Underwriter or Underwriters named in the Underwriting Agreement

RE: Acadia Healthcare Company, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which UBS Securities LLC will act as the representative of the Underwriters (the “Representative”). The undersigned recognizes that the Offering will benefit each of the Company, the selling stockholders named in the Underwriting Agreement (the “Selling Stockholders”) and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Selling Stockholders with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement. Capitalized terms not defined herein or in Annex A shall have the meanings ascribed in the Underwriting Agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representative which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to (i) the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement, (ii) the transfer of Shares to the undersigned’s affiliates or direct or indirect stockholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned, provided that such affiliate, partner, former partner, member, former member, investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned agrees to be bound in writing by the restrictions set forth herein and provided, further, that no filing under Section 16 of the Exchange Act shall be required or voluntarily made in connection with any such transfer, (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that such plan does not provide for the transfer of Shares during the Lock-up Period and no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, or (iv) the establishment of a tax planning

Ex. A-1

agreement for the transfer of shares, provided that such agreement does not provide for the transfer of shares during the Lock-up Period and no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such agreement. The foregoing restrictions shall also not apply to the transfer of Shares or Related Securities by gift, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member; provided, however, that in any such case, it shall be a condition to such transfer that:

•	each transferee executes and delivers to the Representative an agreement in form and substance satisfactory to the Representative stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

In addition, the foregoing restrictions shall not apply to distributions made for no consideration by Waud Capital Affiliates II, L.L.C. and Waud Capital Affiliates III, L.L.C. of 42,778 Shares in connection with, and prior to the pricing of, the Offering, to certain of their respective members provided that such members agree to be bound in writing by the restrictions set forth herein.

The foregoing restrictions also shall not apply to transfers of Shares by the undersigned on the date of the Underwriting Agreement in connection with bona fide gifts of Shares by members, partners and employees of the undersigned, its affiliates or funds advised by the undersigned or its affiliates to charitable organizations.

In addition, notwithstanding the foregoing, if, at any time during the Lock-up Period, there is any release from the terms of this letter agreement granted to any holder of at least one percent of the Company’s outstanding Common Stock other than the undersigned relating to the lockup restrictions set forth above for shares of the Company’s Common Stock, the same percentage of shares of the Company’s Common Stock held by the undersigned (the “Pro-rata Release”) shall be released on the same terms from any remaining lockup restrictions set forth herein; provided, however that such Pro-rata Release shall not be applied in the event of an early release from this letter agreement granted to a party due to circumstances of an emergency or hardship as determined by the Representative in its sole judgment.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar during the Lock-up Period against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering, other than those registration rights exercised pursuant to that certain Second Amended and Restated Registration Rights Agreement dated as of October 29, 2014, as further amended, (the “Registration Rights Agreement”) by and among the Company and certain investors, and that certain Amended and Restated Stockholders Agreement dated as of October 29, 2014, by and among the Company and certain investors, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

This letter agreement will automatically terminate and the undersigned will be released from all obligations hereunder if (i) the closing of the Offering shall not have occurred on or before October 1, 2015, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to the payment for and

Ex. A-2

delivery of the Shares to be sold in the Offering or (iv) the Underwriters advise the Selling Stockholders, or the WCP Investors (as defined in the Registration Rights Agreement) that are prospective selling stockholders in the Offering advise the Underwriters, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering. Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Ex. A-3

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Ex. A-4

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Ex. A-5

Exhibit B

Directors, Executive Officers and Others

Signing Lock-up Agreement

Directors:

Perot Bissell

Kyle Lattner

Hartley Rogers

William F. Grieco

Wade D. Miquelon

William M. Petrie, M.D.

Bruce A. Shear

Reeve B. Waud

Christopher R. Gordon

Executive Officers:

Joey A. Jacobs

William Brent Turner

Ronald M. Fincher

David M. Duckworth

Christopher L. Howard

Others:

Waud Capital Partners III, L.P.

Waud Capital Partners QP III, L.P.

WCP FIF III (Acadia), L.P.

Waud Capital Affiliates III, L.L.C.

Waud Capital Partners II, L.P.

Waud Capital Partners QP II, L.P.

WCP FIF II (Acadia), L.P.

Waud Capital Affiliates II, L.L.C.

Reeve B. Waud 2011 Family Trust

Waud Family Partners, L.P.

Melissa Waud

Crystal Cove LP

Bain Capital Fund VIII, LLC

Bain Capital VIII Coinvestment Fund, LLC

BCIP Associates – G

BCIP Associates III, LLC

BCIP T Associates III, LLC

BCIP Associates III-B, LLC

BCIP T Associates III-B, LLC

Bain Capital (CR) L.P.

RGIP, L.P.

Jeremy Brent Jacobs GST Non-Exempt Trust u/a/d 04/26/2011

Scott Douglas Jacobs GST Non-Exempt Trust u/a/d 04/26/2011

Ras W. Fincher II Trust u/a/d 9/13/11

Morgan M. Fincher Trust u/a/d 9/13/11

Cody C. Fincher Trust u/a/d 9/13/11

Fred T. Dodd, Jr.

Randall P. Goldberg

Jack E. Polson

Ex.B-1

Exhibit C

Form of CFO Certificate

CERTIFICATE

OF THE

CHIEF FINANCIAL OFFICER

OF

ACADIA HEALTHCARE COMPANY, INC.

[●], 2015

I, David Duckworth, Chief Financial Officer of Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), do hereby certify, pursuant to Section 8(e) of the Underwriting Agreement (the “Underwriting Agreement”), dated August 10, 2015, among the Company, the Selling Stockholders named therein, and UBS Securities LLC, as representative of the underwriters (the “Underwriters”), relating to an offering of up to 5,033,230 shares of common stock, par value $0.01 per share (the “Shares”) of the Company, as described in the Time of Sale Prospectus and the Prospectus (as such terms are defined in the Underwriting Agreement), as follows:

1.	I am knowledgeable with respect to the internal accounting practices, policies, procedures and controls of the Company.

2.	I have supervised the compilation of and reviewed the financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as identified on Exhibit A attached hereto (the “Financial Information”).

3.	In my opinion, (a) the Financial Information has been properly derived from the books and records of the Company and its subsidiaries for the periods presented, (b) the Financial Information has been presented on the basis described in the Time of Sale Prospectus and the Prospectus and (c) the assumptions used in the preparation of the Financial Information are made on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

This certificate is being furnished to the Underwriters to assist them in conducting and documenting their investigation of the Company and its subsidiaries in connection with the offering of the Shares.

[Signature Page Follows]

Ex.C-1

NOW THEREFORE, the undersigned has executed and delivered this certificate on behalf of the Company as of the date first written above.

ACADIA HEALTHCARE COMPANY, INC.

By:
Name:	David Duckworth
Title:	Chief Financial Officer

Ex.C-2

EXHIBIT A

Financial Information

See attached.

Ex.C-3